Exhibit 99.1

Keysight Technologies Reports Third Quarter 2016 Results
Highlights:

•	GAAP revenue of $715 million grows 7 percent; GAAP EPS of $0.53 grows 29 percent

•	Non-GAAP revenue of $718 million grows 8 percent; non-GAAP EPS of $0.63 grows 15 percent

SANTA ROSA, Calif., Aug. 17, 2016 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the third fiscal quarter ended July 31, 2016.

“We are pleased with our solid third quarter financial performance, which included delivering strong revenue growth and double-digit growth in net income,” said Ron Nersesian, Keysight president and CEO. “While we continue to see market headwinds, which were further compounded by economic concerns in Europe this quarter, customers are accelerating investment in next-generation technologies. With the targeted investments we are making to develop innovative solutions and transform Keysight for growth, we are starting to build momentum in the market and are well positioned as the market for these next-generation technologies continues to evolve.”

Third Quarter Financial Summary

•	Total GAAP revenue grew 7 percent year-over-year to $715 million, compared with $665 million in the third quarter of 2015.

•
Total non-GAAP revenue grew 8 percent year-over-year to $718 million, compared with $665 million in the third quarter of 2015. Non-GAAP core revenue, which excludes revenue from acquisitions and the impact of currency, grew 2 percent year-over-year.

•	GAAP operating margin was 15 percent, compared with 15 percent in the third quarter of 2015.

•	Non-GAAP operating margin was 20 percent, compared with 19 percent in the third quarter of 2015.

•	GAAP net income was $91 million, or $0.53 per share, compared with net income of $70 million, or $0.41 per share, in the third quarter of 2015.

•	Non-GAAP net income was $108 million, or $0.63 per share, compared with $94 million, or $0.55 per share, in the third quarter of 2015.

•	As of July 31, 2016, cash and cash equivalents totaled $664 million.

Reconciliations between GAAP and non-GAAP information are contained in the attached tables and discussed in the section titled "Non-GAAP Measures".

As previously announced, Keysight has changed its reporting segments in order to align the company’s reporting segments with its new management reporting structure, which is based on the company’s end markets and provides increased visibility into end market performance. Additional information regarding Keysight’s new reporting segments and prior period results are available on the company’s website at investor.keysight.com.

•	Communications Solutions Group (CSG)

◦	CSG revenue grew 9 percent year-over-year to $424 million, compared with $389 million in the third quarter of 2015. CSG revenue was driven by the addition of

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revenue from the acquisition of Anite, growth in aerospace defense and government and increased sales of 5G next-generation solutions. This growth was tempered by on-going headwinds in the wireless supply chain and softness in Europe.

◦	CSG operating margin was 18 percent, compared with 18 percent in the third quarter of 2015.

•	Electronic Industrial Solutions Group (EISG)

◦
EISG revenue grew 9 percent year-over-year to $191 million, compared with $175 million in the third quarter of 2015. EISG revenue was driven by strong sales for our parametric semiconductor measurement solutions, partially offset by softness in Europe.

◦	EISG operating margin was 23 percent, compared with 19 percent in the third quarter of 2015.

•	Services Solutions Group (SSG)

◦
SSG revenue grew 2 percent year-over-year to $103 million, compared with $101 million in the third quarter of 2015. SSG revenue was driven by growth in multi-vendor calibration services and an increase in used equipment sales.

◦	SSG operating margin was 19 percent, compared with 19 percent in the third quarter of 2015.

Fourth Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s fourth quarter 2016 revenue is expected to be in the range of $715 million to $755 million. Fourth quarter non-GAAP earnings per share are expected to be in the range of $0.57 to $0.71. Non-GAAP earnings per share as projected for the fourth quarter of fiscal year 2016 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled "Non-GAAP Measures" below.

Webcast

Keysight’s management will present more details about its third quarter FY2016 financial results and its fourth quarter FY2016 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call under the “Upcoming Events” section and select "Q3 2016 Keysight Technologies Inc. Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Aug. 17 through Aug. 24 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering pass code 43627647.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties

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that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended April 30, 2016. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definitions of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

Non-GAAP revenue for Q3 FY16 and as projected for Q4 FY16 excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Core revenue is defined as non-GAAP revenue excluding the impact of currency and revenue from acquisitions until the first anniversary of the acquisition closing date. Reconciliations between GAAP revenue, non-GAAP revenue and core revenue are provided on page 5 of the attached tables.

Segment data reflect the results of our reportable segments under its management reporting system, which are not necessarily in conformity with GAAP financial measures. Segment revenue and income from operations are consistent with the non-GAAP measure as described below. Segment data are provided on page 8 of the attached tables, along with additional information regarding the use of this data.

Non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and non-GAAP earnings per share as projected for Q4 FY16 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. The reconciliation between non-GAAP operating margin and GAAP operating margin is set forth on page 6, and the reconciliation between non-GAAP net income and GAAP net income is set forth on page 7 of the attached tables, along with additional information regarding the use of these non-GAAP measures.

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Keysight is utilizing a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates.

About Keysight Technologies

Keysight Technologies (NYSE: KEYS) helps customers bring breakthrough electronic products and systems to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in the network. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets. Keysight generated revenues of $2.9B in fiscal year 2015. More information is available at www.keysight.com.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

EDITORIAL CONTACT:
Amy Flores
+1 408 236 1594
amy_flores@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2016	2015	Inc/(Dec)
Orders	$707	$685	3%

Net revenue	$715	$665	7%

Costs and expenses:
Cost of products and services	309	295	4%
Research and development	104	90	15%
Selling, general and administrative	200	183	9%
Other operating expense (income), net	(4)	(3)	9%
Total costs and expenses	609	565	8%

Income from operations	106	100	6%

Interest income	1	—	— %
Interest expense	(11)	(12)	(8)%
Other income (expense), net	1	(1)	182%

Income before taxes	97	87	11%

Provision for income taxes	6	17	(65)%

Net income	$91	$70	28%

Net income per share:
Basic	$0.54	$0.41
Diluted	$0.53	$0.41

Weighted average shares used in computing net income per share:
Basic	170	169
Diluted	172	172

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2016	2015	Inc/(Dec)
Orders	$2,147	$2,073	4%

Net revenue	$2,167	$2,106	3%

Costs and expenses:
Cost of products and services	963	937	3%
Research and development	320	282	14%
Selling, general and administrative	607	581	4%
Other operating expense (income), net	(22)	(14)	50%
Total costs and expenses	1,868	1,786	5%

Income from operations	299	320	(7)%

Interest income	2	1	117%
Interest expense	(35)	(35)	— %
Other income (expense), net	2	1	202%

Income before taxes	268	287	(7)%

Provision for income taxes	25	51	(52)%

Net income	$243	$236	3%

Net income per share:
Basic	$ 1.43	$ 1.40
Diluted	$ 1.41	$ 1.38

Weighted average shares used in computing net income per share:
Basic	170	169
Diluted	172	171

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	July 31, 2016	October 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$664	$483
Accounts receivable, net	415	398
Inventory	479	487
Deferred tax assets	—	74
Other current assets	153	137
Total current assets	1,711	1,579

Property, plant and equipment, net	522	518
Goodwill	738	700
Other intangible assets, net	217	246
Long-term investments	56	70
Long-term deferred tax assets	317	295
Other assets	114	100
Total assets	$3,675	$3,508

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$156	$209
Employee compensation and benefits	158	168
Deferred revenue	192	175
Income and other taxes payable	33	50
Other accrued liabilities	62	84
Total current liabilities	601	686

Long-term debt	1,100	1,099
Retirement and post-retirement benefits	235	280
Long-term deferred revenue	73	61
Other long-term liabilities	69	80
Total liabilities	2,078	2,206

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 172 million shares at July 31, 2016 and 170 million shares at October 31, 2015, issued	2	2
Treasury stock at cost; 2.3 million shares at July 31, 2016 and zero shares at October 31, 2015	(62)	—
Additional paid-in-capital	1,233	1,165
Retained earnings	857	614
Accumulated other comprehensive loss	(433)	(479)
Total stockholders' equity	1,597	1,302
Total liabilities and equity	$3,675	$3,508

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,
	2016	2015

Cash flows from operating activities:
Net income	$243	$236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101	69
Share-based compensation	39	49
Excess tax loss (benefit) from share-based plans	4	(4)
Deferred taxes	5	15
Excess and obsolete inventory related charges	14	23
Gain on sale of land	(10)	—
Other non-cash expenses, net	4	2
Changes in assets and liabilities:
Accounts receivable	(16)	31
Inventory	(23)	(25)
Accounts payable	(38)	1
Payment to Agilent, net	—	(28)
Employee compensation and benefits	1	(18)
Income taxes payable	3	1
Retirement and post-retirement benefits	(30)	(29)
Other assets and liabilities	(20)	(28)
Net cash provided by operating activities (a)	277	295

Cash flows from investing activities:
Investments in property, plant and equipment	(76)	(66)
Acquisition of businesses and intangible assets, net of cash acquired	(10)	—
Proceeds from sale of land	10	—
Proceeds from sale of investment securities	1	1
Purchase of investments	—	(7)
Other investing activities	(1)	—
Net cash used in investing activities	(76)	(72)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	42	23
Treasury stock repurchases	(62)	—
Repayment of long term debts	(1)	—
Return of capital to Agilent	—	(49)
Excess tax benefit (loss) from share-based plans	(4)	4
Net cash used in financing activities	(25)	(22)

Effect of exchange rate movements	5	(11)

Net increase in cash and cash equivalents	181	190

Cash and cash equivalents at beginning of period	483	810
Cash and cash equivalents at end of period	$664	$1,000

(a) Cash payments included in operating activities:
Income tax payments, net	$17	$35
Restructuring payments	$3	$2
Interest payments on senior notes	$22	$24

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(in millions)
(Unaudited)
PRELIMINARY

			Percent
	Q3'16	Q3'15	Inc/(Dec)
GAAP Revenue	$715	$665	7%
Acquisition related fair value adjustments	3	—	—
Non-GAAP Revenue	$718	$665	8%
Currency Impacts	(3)	—	—
Non-GAAP Revenue, net of currency impacts	$715	$665	7%
Less revenue from acquisitions included in segment results	(38)	—	—
Core Revenue	$677	$665	2%

Non GAAP revenue is defined to exclude the fair value adjustments to the Anite acquisition related deferred revenue balances..

Core revenue is defined as Non-GAAP revenue excluding the impact of currency and acquisitions.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP OPERATING MARGIN RECONCILIATIONS
(in millions, except where noted)
(Unaudited)
PRELIMINARY

Reconciliation of Income from Operations to Non-GAAP Income from Operations

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
Income from operations, as reported	$106	$100	$299	$320
Intangible amortization	12	2	34	6
Share based compensation	10	7	39	49
Acquisition and integration costs	4	2	11	2
Acquisition related fair value adjustments	3	—	12	—
Separation and related costs	6	3	16	15
Restructuring and related costs	—	10	—	10
Other	(1)	—	(7)	—
Non-GAAP income from operations	$140	$124	$404	$402

Revenue	$715	$665	$2,167	$2,106
Acquisition related fair value adjustments	$3	$—	$12	$—
Non GAAP Revenue	$718	$665	$2,179	$2,106

GAAP Operating Margin	15%	15%	14%	15%
Non GAAP Operating Margin	20%	19%	19%	19%

We provide non-GAAP income from operations and non-GAAP operating margin in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from income from operations to Non-GAAP income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2016	Diluted EPS	2015	Diluted EPS	2016	Diluted EPS	2015	Diluted EPS
GAAP Net income	$91	$0.53	$70	$0.41	$243	$1.41	$236	$1.38
Non-GAAP adjustments:
Intangible amortization	12	0.07	2	0.01	34	0.20	6	0.03
Share Based Compensation	10	0.06	7	0.04	39	0.23	49	0.29
Acquisition and integration costs	5	0.03	3	0.02	10	0.06	3	0.02
Acquisition related fair value adjustments	3	0.02	—	—	12	0.07	—	—
Separation and related costs	6	0.03	3	0.02	16	0.09	15	0.09
Restructuring and related costs	—	—	10	0.06	—	—	10	0.06
Other	(3)	(0.02)	1	0.01	(7)	(0.04)	3	0.02
Adjustment for taxes (a)	(16)	(0.09)	(2)	(0.02)	(38)	(0.22)	(12)	(0.08)
Non-GAAP Net income	$108	$0.63	$94	$0.55	$309	$1.80	$310	$1.81

Weighted average shares outstanding - diluted (in millions) 172 172 172 171

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the nine months ended July 31, 2016 and 2015, management uses a non-GAAP effective tax rate of 17% , that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Management recognizes that items such as amortization of intangibles, restructuring charges etc. can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group

	Q3'16	Q3'15	Q2'16
Revenue	$424	$389	$446
Gross Margin, %	61.7%	59.9%	61.1%
Income from Operations	$77	$72	$84
Operating Margin, %	18%	18%	19%

Electronic Industrial Solutions Group

	Q3'16	Q3'15	Q2'16
Revenue	$191	$175	$193
Gross Margin, %	60.7%	57.3%	59.4%
Income from Operations	$44	$32	$40
Operating Margin, %	23%	19%	21%

Services Solutions Group

	Q3'16	Q3'15	Q2'16
Revenue	$103	$101	$96
Gross Margin, %	42.4%	42.7%	39.3%
Income from Operations	$19	$20	$11
Operating Margin, %	19%	19%	11%

For Q3'16 and Q2'16, our results include the acquisition of Anite which was completed on August 13, 2015.

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Net revenue for Communications Solutions Group excludes the impact of fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition of $3 million for Q3'16, $4 million for Q2'16, and zero for Q3'15, respectively. Income from operations of our reporting segments exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization.

The preliminary segment information is estimated based on our current information.